SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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SEVCON, INC.
(Name of registrant as specified in its charter)

MESON CAPITAL LP
MESON CONSTRUCTIVE CAPITAL LP
MESON CAPITAL PARTNERS LLC
RYAN MORRIS
BRYAN BOCHES
SHVETANK JAIN
ANTHONY L. POSAWATZ
 (Name of person(s) filing proxy statement, if other than the registrant)

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Meson Capital LP, together with the other participants named herein (collectively, "Meson"), has filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the upcoming 2017 annual meeting of stockholders of Sevcon, Inc., a Delaware corporation.

On January 17, 2017, Meson issued the following press release:

Meson Capital Partners, 20% Shareholder, Files Definitive Proxy Statement Seeking Three New Directors to Enhance Sevcon Board of Directors
January 17, 2017
SAN FRANCISCO, CA--(Marketwired - January 17, 2017) - Meson Capital Partners, LLC ("Meson")
•	Challenges Company's Questionable Governance Strategy Being Led by Board Chairman Matt Goldfarb
•	Believes Sevcon's Incumbent Board Lacks Requisite Expertise and Experience to Secure Early Mover Advantage as Global Automotive Industry Dramatically Accelerates Shift to Electrification
•	Says Meson Nominees Represent Clear Advantage for Stockholders, Offering Both the Technological and Successful Leadership Experience to Advance the Company's Strategy and Performance
Meson Capital Partners, LLC ("Meson"), a major and long-term shareholder of Sevcon, Inc. (SEV) ("Sevcon" or the "Company") with approximately 20% of the Company's outstanding shares, today mailed its Definitive Proxy Statement in connection with the Company's Annual Meeting of Shareholders scheduled to take place on February 7, 2017.
Sevcon is a global supplier of control and power solutions for zero-emission, electric and hybrid vehicles. The Company is based in Southborough, MA.
Ryan J. Morris, CFA, President of Meson and a current director of Sevcon, today issued on behalf of Meson the following statement:
"We believe the recent behavior of the Sevcon Board, including a rushed decision to amend the Company's charter, represents a troubling manipulation of corporate governance principles to wrongfully insulate the Sevcon Board. This entrenchment scheme, which was adopted at a hastily called Board meeting, has only one practical effect: to replace me, a director beneficially owning 20% of the Company, with a retired director shareholders chose not to re-elect in 2016, and to do so a full year before my term is scheduled to end. Meson Capital and its nominees seek to represent the best interests of all stockholders. We believe the costly solicitation the Company has launched to remove me is direct retaliation for Meson's moves to improve director composition. Having purchased 11 times more stock than all current directors combined, I believe that my goals are truly aligned with the best interests of shareholders."
Morris emphasized that Sevcon should be acting to secure early mover advantage as the global automotive industry dramatically accelerates its shift to electrification and related technologies. One of Meson's highly qualified nominees, Tony Posawatz, led the revolutionary Chevy Volt program at GM and is uniquely suited to help Sevcon position itself for the future. He describes the current industry situation as nothing less than a complete paradigm shift that requires the most capable people to shape the future of the company for success. Meson is confident shareholders will understand that the Board's questionable decision to pursue a repetitive de-staggering initiative is a distraction from the important work of responding to the automotive industry's revolutionary change. It is up to shareholders to decide what future they want for Sevcon.

"Successfully participating in this changing environment requires a Sevcon Board that possess a new level of expertise," added Morris. "It calls for the ability to act with agility. It mandates both solid planning and a commitment to ensure management meets product goals and financial expectations. And it must be dedicated to building value for all shareholders.
"Our intent has never been to take control of the Company, as has been falsely claimed. Instead, we have repeatedly and demonstrably tried to work collaboratively with the Board to resolve the Company's important strategic business issues. Unfortunately, our efforts to resolve this proxy contest have been doggedly rebuffed by Chairman Matt Goldfarb. He owns no shares in the Company and continues to collect an increasing number of Board fees."
Meson's uniquely qualified slate of nominees offers the skills and resources necessary to implement changes that will deliver positive performance at this critical juncture in company history. The impressive team of Tony, Shvet, Bryan, and Ryan understand the stakes in play far more than a group that continues to demonstrate limited interest either in the success of, or in aligning with the interests of the Company and its shareholders. Stockholders are urged to vote and return the GOLD proxy card.
If you have any questions, or require assistance with voting your GOLD proxy card, please contact InvestorCom toll- free at 877-972-0090 or email: proxy@investor-com.com
About Meson Capital Partners, LLC
Meson Capital is a long-term activist fund that focuses on operationally transforming undervalued businesses. Meson believes that tremendous value can be created for all shareholders at under-managed public companies with improved governance, management and investing in modern technology.

About the Nominees

Ryan J. Morris, CFA, has been a member of Sevcon's Board of Directors since 2013. He founded Meson Capital Partners, LLC in 2009, and serves as President. The Firm currently owns 20% of the outstanding shares in Sevcon. He also served as the Executive Chairman of the Board of InfuSystem Holdings, Inc., a leading provider of infusion pumps and related services, from April 2012 through May 2015 and continues to serve on its board. He also founded and served as CEO of VideoNote LLC, an educational software company. He holds a B.Sc and M.Eng in Operations Research from Cornell University's College of Engineering.

Bryan Boches is a serial Founder, experienced executive, and investor with proven success in transforming an auto parts firm larger than Sevcon.

Shvet Jain is a serial Founder and CEO at software technology companies with multiple successes scaling engineering teams, including a $750mm exit.

Tony Posawatz led the innovative Chevy Volt program at GM and has 30+ years of auto industry connections in EVs and charging.

Warning Regarding Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS "OUTLOOK", "BELIEVE", "INTEND", "EXPECT", "POTENTIAL", "WILL", "MAY", "SHOULD", "ESTIMATE", "ANTICIPATE", AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS, EXPECTATIONS, ESTIMATES AND PROJECTIONS REGARDING THE COMPANY AND PROJECTIONS REGARDING THE INDUSTRY IN WHICH IT OPERATES. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR AS A RESULT OF VARIOUS RISKS, REASONS AND UNCERTAINTIES. FURTHER, SUCH RISKS, REASONS AND UNCERTAINTIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. ACCORDINGLY, YOU SHOULD NOT RELY UPON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS AND ACTUAL RESULTS MAY VARY MATERIALLY FROM WHAT IS EXPRESSED IN OR INDICATED BY THE FORWARD-LOOKING STATEMENTS.